Exhibit 10.13

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on September 15, 2014 in Beijing, the People’s Republic of China (“China” or the “PRC”, excluding Hong Kong SAR, Macau SAR and Taiwan region solely for the purpose of this Agreement).

Party A:            Ku Tian Xia (Beijing) Information Technology Co., Ltd.

Address:             Suite 2407, Building 31, No. 25, Yuetan North Street, Xicheng District, Beijing

Party B:            Beijing Wo Mai Wo Pai Auction Co., Ltd.

Address:             No. 9, Floor 1, Building 18, Chaoyangmen South Street, Dongcheng District, Beijing

Each of Party A and Party B shall be hereinafter individually referred to as a “Party” and collectively as the “Parties”.

Whereas,

1.                  Party A is a wholly foreign owned enterprise established in China and has the necessary resources to provide relevant technical and consulting services hereunder;

Strictly Confidential

2.                  Party B is a company established in China with exclusively domestic capital and is permitted to engage in the auction business by relevant PRC government authorities.  The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

3.                  Party A is willing to provide Party B with technical support, consulting services and other services (the “Exclusive Services”) on an exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such Exclusive Services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.                  Services Provided by Party A

1.1                               Subject to the terms and conditions herein, Party B hereby appoints Party A as Party B’s Exclusive Services provider to provide Party B with Exclusive Services as set forth in a comprehensive manner during the term of this Agreement, including but not limited to:

(1)                      Technical service and business consulting;

(2)                      Design, installation, daily management, maintenance and updating of computer network system, hardware and database;

(3)                      Licensing Party B to use any software legally owned by Party A;

(4)                      Technical support and training for employees of Party B;

(5)                      Assistance to Party B in consulting, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)                      Lease of equipments or properties; and

(7)                      Other services requested by Party B from time to time to the extent permitted under PRC law.

1.2                               Party B agrees to accept all the Exclusive Services provided by Party A.  Party B further agrees that unless otherwise obtaining Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not enter into any similar cooperative relationship with any third party regarding the Exclusive Services and the relevant matters contemplated herein.  The Parties acknowledge that Party A may appoint designees, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the Exclusive Services hereunder.

1.3                               Manners of Providing Exclusive Services

1.3.1                     The Parties agree that during the term of this Agreement, where necessary, Party B may further enter into technical service agreements, consulting service agreements and other agreements to specify the contents, manner, personnel, and expenses of the multiple Exclusive Services with Party A or its designees,.

1.3.2                     To facilitate the performance of this Agreement, the Parties agree that Party B may enter into equipment or property lease agreements with Party A or its designees granting Party B to use Party A’s relevant equipment or property from time to time during the term of this Agreement, as the case may be, based on the needs of the business of Party B.

1.3.3                     Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under PRC law, at the lowest purchase price permitted by PRC law.  The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer thereunder.

2.                  The Calculation and Payment of the Service Fees

2.1                               The fees payable by Party B to Party A regarding the Exclusive Services (the “Service Fee”) during the term of this Agreement shall be calculated as follows:

2.1.1                     Party B shall pay Service Fee to Party A on a monthly basis, which shall consist of management fee and service fee as determined by the Parties through consultations regarding the following factors:

(1)                                 Complexity and difficulty of the services provided by Party A;

(2)                                 Title of and time consumed by employees of Party A providing the services;

(3)                                 Contents and commercial value of the services provided by Party A;

(4)                                 Market price of the same type of services;

(5)                                 Status of operation of Party B.

2.1.2                     If Party A transfers technology to Party B or conducts software or other technological development as entrusted by Party B or leases equipments or properties to Party B, the technology transfer price, entrusted development fees or rent shall be determined by the Parties based on the actual situations.

3.                  Intellectual Property Rights and Confidentiality Clauses

3.1                               Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent application rights, software, trade secrets, commercial secrets and other rights and interests.  Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, provide all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting in Party A any ownership, right or interest of any such intellectual property rights, and/or perfecting the protection of any such intellectual property rights for the benefit of Party A.

3.2                               The Parties acknowledge that the existence of this Agreement, the terms and provisions hereunder and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information.  Each Party shall maintain confidentiality of all such confidential information, and without obtaining the prior written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section.  Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.                  Representations and Warranties

4.1                               Party A hereby represents, warrants and covenants as follows:

4.1.1                     Party A is a wholly foreign owned enterprise legally established and validly existing in accordance with PRC law.

4.1.2                     Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from any third parties and government authorities (if required) for the execution, delivery and performance of this Agreement.   Party A’s execution, delivery and performance of this Agreement do not violate any explicit provisions under PRC law.

4.1.3                     This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with the terms and provisions hereunder.

4.2                               Party B hereby represents, warrants and covenants as follows:

4.2.1                     Party B is a company legally established and validly existing in accordance with PRC law and has obtained and will maintain all the requisite governmental permits and licenses to engage in the Principal Business.

4.2.2                     Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and governmental authorities (if required) for the execution, delivery and performance of this Agreement.  Party B’s execution, delivery and performance of this Agreement do not violate any explicit provisions under PRC law.

4.2.3                     This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with the terms and provisions hereunder.

5.                  Term of Agreement

5.1                               This Agreement shall become effective upon execution by the Parties.  Unless otherwise terminated in accordance with the provisions herein or terminated in writing by Party A, this Agreement shall remain effective.

5.2                               During the term of this Agreement, each Party shall timely renew its business term prior to the expiration thereof so as to enable this Agreement to remain continuously effective.  This Agreement shall be terminated as of the expiration date of the business term of a Party if the application for the renewal of its business term is not permitted or approved by any competent government authorities.

5.3                               The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.                  Governing Law and Resolution of Disputes

6.1                               The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by PRC law.

6.2                               In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations.  In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules.  The arbitration shall be conducted in Beijing.  The arbitration award shall be final and binding on both Parties.

6.3                               Upon the occurrence of any dispute arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

7.                  Breach and Indemnification

7.1                               If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or request damages from Party B.  This Section 7.1 shall not prejudice any other rights of Party A herein.

7.2                               Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement in any event.

7.3                               Party B shall indemnify and hold harmless Party A from and against any and all losses, damages, liabilities or expenses arising from or incurred by any lawsuits, claims or other demands against Party A in the process of providing the Exclusive Services by Party A to Party B under this Agreement, unless such losses, damages, liabilities or expenses otherwise result from the gross negligence or willful misconduct of Party A.

8.                  Force Majeure

8.1                               In the case of any force majeure events (“Force Majeure Event”) such as earthquake, typhoon, flood, fire, epidemic, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, preventing such affected Party from performing this Agreement in whole or in part, such affected Party shall deliver the other Party a written notice without any delay, and shall provide details evidencing the reasons for its failure of the performance of this Agreement in whole or in part arising from such Force Majeure Event within 15 days upon the delivery of such notice.

8.2                               If the Party claiming a Force Majeure Event fails to notify and provide adequate proof to the other Party subject to Section 8.1, such Party shall not be exempted from its failure of performance of its obligations in whole or in part hereunder.  The Party so affected by the Force Majeure Event shall use reasonable efforts to minimize the consequences arising from such Force Majeure Event and to promptly resume the performance hereunder whenever the causes of exempting such non-performance are cured.  Should the Party so affected by the Force Majeure Event fail to resume the performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3                               In the event of a Force Majeure Event, the Parties shall immediately consult with each other to find an equitable solution and shall use all as reasonable efforts as possible to minimize the consequences arising from such Force Majeure Event.

9.                  Notification

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                     Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:                     Ku Tian Xia (Beijing) Information Technology Co., Ltd.

Address:       Suite 2407, Building 31, No. 25, Yuetan North Street, Xicheng District, Beijing

Attn:                                         Li Rixue

Phone:                               010-85894218

Party B:                     Beijing Wo Mai Wo Pai Auction Co., Ltd.

Address:                      No. 9, Floor 1, Building 18, Chaoyangmen South Street, Dongcheng District, Beijing

Attn:                                         Li Rixue

Phone:                               010-85894218

9.3                               Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with Section 9 hereof.

10.           Assignment

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations in whole or in part under this Agreement to any third party.

10.2                        Party B hereby agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give a written notice to Party B without any need of obtaining any consent from Party B for such assignment.

11.           Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect.  The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.           Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing.  The amendment agreements and supplemental agreements that have been executed by the Parties in relation to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.           Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy.  The Chinese version and English version shall have equal legal validity.  In the case of any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A:                        Ku Tian Xia (Beijing) Information Technology Co., Ltd.

(Company Seal)

By:	/s/ LI Rixue
Name:	LI Rixue
Title:	Legal Representative

Party B: Beijing Wo Mai Wo Pai Auction Co., Ltd.

(Company Seal)

By:	/s/ LI Rixue
Name:	LI Rixue
Title:	Legal Representative

Signature Page to Exclusive Business Cooperation Agreement